Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES FULL YEAR AND FOURTH QUARTER 2015
FINANCIAL RESULTS

Company Reports Total Revenues Increased by 13% to $1.32 Billion in 2015

Adjusted EPS of $9.52 and GAAP EPS of $5.23 in 2015

DUBLIN, February 23, 2016 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the full year and the fourth quarter of 2015 and provided financial guidance for 2016.

"In 2015, we delivered solid growth on the top- and bottom-line while increasing investment in new growth opportunities for our current products and our promising R&D pipeline," said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. "We look forward to 2016 as we focus on delivering growth of our key commercial products, preparing for our planned launch of defibrotide in the U.S., reaching important clinical milestones, including completing enrollment and determining preliminary results of our JZP-110 Phase 3 safety and efficacy studies, and potentially expanding our commercial and development portfolio through corporate development activities."

Adjusted net income attributable to Jazz Pharmaceuticals plc for 2015 was $600.1 million, or $9.52 per diluted share, compared to $520.5 million, or $8.31 per diluted share, for 2014. Adjusted net income attributable to Jazz Pharmaceuticals plc for the fourth quarter of 2015 was $163.5 million, or $2.60 per diluted share, compared to $151.1 million, or $2.40 per diluted share, for the fourth quarter of 2014.

GAAP net income attributable to Jazz Pharmaceuticals plc for 2015 was $329.5 million, or $5.23 per diluted share, compared to $58.4 million, or $0.93 per diluted share, for 2014. GAAP net income attributable to Jazz Pharmaceuticals plc for the fourth quarter of 2015 was $82.8 million, or $1.32 per diluted share, compared to $81.6 million, or $1.30 per diluted share, for the fourth quarter of 2014. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

2015 Revenues and Product Sales
Total revenues for the year ended December 31, 2015 were $1,324.8 million, an increase of 13% over total revenues of $1,172.9 million for the year ended December 31, 2014. Total revenues for the fourth quarter of 2015 were $340.9 million, an increase of 4% over total revenues of $328.1 million for the fourth quarter of 2014. The increase in total revenues was driven by higher net product sales of Xyrem® (sodium oxybate) oral solution. Total revenues include net product sales, royalties and contract revenues.

Net product sales for 2015 and the fourth quarter of 2015 were as follows:

•
Xyrem: 2015 Xyrem net sales increased by 23% to $955.2 million compared to $778.6 million during the prior year. Xyrem net sales increased by 13% to $251.8 million in the fourth quarter of 2015 compared to $222.5 million in the fourth quarter of 2014.

•
Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi): 2015 Erwinaze/Erwinase net sales were $203.3 million compared to $199.7 million during the prior year. Erwinaze/Erwinase net sales were $50.4 million in the fourth quarter of 2015 compared to $52.8 million in the fourth quarter of 2014. Product sales volume for the full year and fourth quarter of 2015 increased compared to the same periods in 2014; however, net sales were negatively impacted by higher chargebacks and rebates and unfavorable foreign currency exchange rates. In the fourth quarter of 2015, the company experienced supply challenges that disrupted the ability to fully supply certain markets.

•
Defitelio® (defibrotide): 2015 Defitelio/defibrotide net sales were $70.7 million compared to 2014 full year pro forma Defitelio/defibrotide net sales of $73.4 million. Defitelio/defibrotide net sales from the period beginning from the closing of its acquisition of Gentium S.r.l. on January 23, 2014 to December 31, 2014 were $70.5 million. Defitelio/defibrotide net sales were $18.5 million in the fourth quarter of 2015 compared to $19.2 million in the fourth quarter of 2014. Product sales volume for the full year and fourth quarter of 2015 was consistent with the company's expectations and higher than the same periods in 2014, but net sales were impacted by unfavorable foreign currency exchange rates.

•
Prialt® (ziconotide) intrathecal infusion: Prialt net sales were $26.4 million in both 2015 and 2014. Prialt net sales were $6.5 million in the fourth quarter of 2015 compared to $10.0 million in the fourth quarter of 2014. Net sales in the fourth quarter of 2014 included shipments to Eisai Co., the European distributor of Prialt.

•
Psychiatry products: 2015 net sales of the company’s psychiatry products were $37.1 million compared to $40.9 million in the prior year. Net sales of the company’s psychiatry products were $8.8 million in the fourth quarter of 2015 compared to $8.4 million in the fourth quarter of 2014.

•
Other: 2015 net sales of other products were $24.1 million compared to 2014 full year pro forma net sales of other products of $47.0 million. Net sales of other products in the fourth quarter of 2015 were $3.0 million compared to $11.3 million in the fourth quarter of 2014. In March 2015, the company completed the sale of certain products and the related business that the company acquired as part of the acquisition of EUSA Pharma Inc. in 2012.

Tables showing actual net product sales for the three months and year ended December 31, 2015 and 2014 and pro forma net product sales for the year ended December 31, 2014 are included in this press release.

Operating Expenses and Other
Operating expenses for 2015 were $816.6 million compared to $977.3 million for 2014. Operating expenses for 2014 included acquired in-process research and development expenses of $202.6 million. Operating expenses for the fourth quarter of 2015 were $234.3 million compared to $198.2 million for the fourth quarter of 2014. Operating expenses changed over the prior year periods primarily due to the following:

•
Cost of product sales for 2015 was $102.5 million compared to $117.4 million for 2014. Cost of product sales for the fourth quarter of 2015 was $24.0 million compared to $28.8 million for the same period in 2014. Gross margin for 2015 was 92.2% compared to 89.9% for 2014. Gross margin for the fourth quarter of 2015 was 92.9% compared to 91.1% for the same period in 2014.

•
Selling, general and administrative (SG&A) expenses for 2015 on a GAAP basis were $449.1 million compared to $406.1 million for 2014. SG&A expenses for the fourth quarter of 2015 on a GAAP basis were $125.6 million compared to $105.7 million for the same period in 2014.  Adjusted SG&A expenses for 2015 were $355.4 million, or 27% of total revenues, compared to $321.5 million, or 27% of total revenues, for 2014. Adjusted SG&A expenses for the fourth quarter of 2015 were $87.4 million, or 26% of total revenues, compared to $83.5 million, or 25% of total revenues, for the same period in 2014. The increases were primarily due to higher headcount and other expenses resulting from the expansion of the company's business, except that the increase in GAAP SG&A expenses for the fourth quarter of 2015 compared to the same period in 2014 was primarily due to a one-time charge for settlement of a contract claim originally asserted against Azur Pharma Public Limited Company (Azur Pharma) prior to the 2012 merger between Azur Pharma and Jazz Pharmaceuticals, Inc.

•
Research and development (R&D) expenses for 2015 on a GAAP basis were $135.3 million compared to $85.2 million for 2014. R&D expenses for the fourth quarter of 2015 on a GAAP basis were $29.5 million compared to $24.6 million for the same period in 2014. Adjusted R&D expenses for 2015 were $96.7 million, or 7% of total revenues, compared to $71.8 million, or 6% of total revenues, for 2014. Adjusted R&D expenses for the fourth quarter of 2015 were $26.0 million, or 8% of total revenues, compared to $21.2 million, or 6% of total revenues, for the same period in 2014. The increases were primarily due to higher costs for clinical studies and outside services for the development of JZP-110 and line extensions for the company's existing products, except that the increase in GAAP R&D expenses for full year 2015 compared to the same period in 2014 was primarily due to a $25.0 million milestone payment that was triggered by the acceptance for filing by the U.S. Food and Drug Administration (FDA) of the first new drug application (NDA) for defibrotide.

•
Acquired in-process research and development expenses of $202.6 million in 2014 primarily related to upfront and milestone payments of $127.0 million made in connection with the acquisition of rights to JZP-110 and an upfront payment of $75.0 million made in connection with the acquisition of rights to defibrotide in the Americas.

•
Impairment charges of $31.5 million in 2015 resulted from the termination of the suspended JZP-416 study. Impairment charges of $39.4 million in 2014 related to certain products we sold in March 2015 that we acquired as part of the EUSA acquisition.

Net interest expense in 2015 was $56.9 million compared to $52.7 million for 2014. Net interest expense for the fourth quarter of 2015 was $12.2 million compared to $16.7 million for the fourth quarter of 2014. In June 2015, the company refinanced its existing term loans and revolving credit facility and obtained more favorable interest rates, which reduced interest expense in the second half of 2015.
As of December 31, 2015, cash and cash equivalents were $988.8 million, and the outstanding principal balance of the company’s long-term debt was $1.3 billion. Cash and cash equivalents increased during 2015 primarily due to cash generated by the business.
During 2015, the company repurchased 0.4 million ordinary shares for $61.6 million at an average cost of $150.24 per ordinary share.
2016 Financial Guidance
Jazz Pharmaceuticals' full year 2016 financial guidance is as follows:

Revenues	$1,490-$1,550 million
Total net product sales	$1,482-$1,542 million
-Xyrem net sales	$1,095-$1,130 million
-Erwinaze/Erwinase net sales	$200-$225 million
-Defitelio/defibrotide net sales[1]	$100-$125 million
Adjusted gross margin %[2,5]	93%
Adjusted SG&A expenses[3,5]	$390-$410 million
Adjusted R&D expenses[4,5]	$115-$130 million
GAAP net income per diluted share	$6.76-$7.41
Non-GAAP adjusted net income per diluted share[5]	$10.90-$11.30
_____________________________

1.	Guidance assumes FDA approval of the defibrotide NDA is completed on the Prescription Drug User Fee Act date of March 31, 2016.

2.	Excludes $6 million of share-based compensation expense from estimated GAAP gross margin of 93%.

3.	Excludes $87-$95 million of share-based compensation expense from estimated GAAP SG&A expenses of $477-$505 million.

4.	Excludes $17-$19 million of share-based compensation expense from estimated GAAP R&D expenses of $132-$149 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2015 full year and fourth quarter results and provide 2016 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 306 9240 in the U.S., or +1 440 996 5718 outside the U.S., and entering passcode 33458357.

A replay of the conference call will be available through March 1, 2016 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 33458357. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution and Erwinaze® (asparaginase Erwinia chrysanthemi) in the U.S., and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare the company's results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included in this press release and accompanying tables do not include an adjustment for depreciation expense. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including its 2016 financial guidance, growth of the company's key commercial products, the anticipated commercial launch of defibrotide in the U.S., achievement of clinical milestones, potential expansion of the company's commercial and development portfolio and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining or increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other competitive sodium oxybate products; regulatory restrictions and requirements applicable to Xyrem and ongoing patent litigation and related proceedings; the company’s ability to effectively commercialize its other products; the company’s ability to effectively commercialize its product candidates, including defibrotide in the U.S.; protecting and enhancing the company’s intellectual property rights; delays or problems in the supply or manufacture of the company's products and product candidates; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; complying with the requirements of U.S. and non-U.S. regulatory agencies; the difficulty and uncertainty of pharmaceutical product development and the uncertainty of clinical success; the uncertainty associated with the regulatory approval process, including the risk that the company may be unable to obtain regulatory approval for defibrotide in the U.S. in a timely manner, or at all; the ability to identify and acquire, in-license or develop additional products or product candidates to grow the company's business and the risks associated with identifying, financing and integrating these transactions; the uncertainty of expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and future filings and reports by the company, including the company's Annual Report on Form 10-K for the year ended December 31, 2015. Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Product sales, net	$338,924	$324,223	$1,316,819	$1,162,716
Royalties and contract revenues	1,957	3,919	7,984	10,159
Total revenues	340,881	328,142	1,324,803	1,172,875
Operating expenses:
Cost of product sales (excluding amortization and impairment of intangible assets)	24,030	28,808	102,526	117,418
Selling, general and administrative	125,555	105,694	449,119	406,114
Research and development	29,455	24,559	135,253	85,181
Acquired in-process research and development	—	626	—	202,626
Intangible asset amortization	23,690	31,977	98,162	126,584
Impairment charges	31,523	6,559	31,523	39,365
Total operating expenses	234,253	198,223	816,583	977,288
Income from operations	106,628	129,919	508,220	195,587
Interest expense, net	(12,210)	(16,678)	(56,917)	(52,713)
Foreign currency gain	2,091	2,003	1,445	8,683
Loss on extinguishment and modification of debt	—	—	(16,815)	—
Income before income tax provision	96,509	115,244	435,933	151,557
Income tax provision	13,748	33,633	106,399	94,231
Net income	82,761	81,611	329,534	57,326
Net loss attributable to noncontrolling interests, net of tax	—	(1)	(1)	(1,061)
Net income attributable to Jazz Pharmaceuticals plc	$82,761	$81,612	$329,535	$58,387

Net income attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.35	$1.35	$5.38	$0.98
Diluted	$1.32	$1.30	$5.23	$0.93
Weighted-average ordinary shares used in per share calculation - basic	61,492	60,606	61,232	59,746
Weighted-average ordinary shares used in per share calculation - diluted	62,928	62,852	63,036	62,614

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Xyrem	$251,752	$222,503	$955,187	$778,584
Erwinaze/Erwinase	50,440	52,755	203,261	199,665
Defitelio/defibrotide	18,472	19,192	70,731	70,537
Prialt	6,496	9,999	26,440	26,421
Psychiatry	8,760	8,448	37,135	40,879
Other	3,004	11,326	24,065	46,630
Total net product sales	$338,924	$324,223	$1,316,819	$1,162,716

The following unaudited pro forma information represents net product sales for the year ended December 31, 2014 as if the company's acquisition of Gentium had been completed on January 1, 2014:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

Year Ended December 31, 2014
Xyrem	$778,584
Erwinaze/Erwinase	199,665
Defitelio/defibrotide	73,434
Prialt	26,421
Psychiatry	40,879
Other	47,036
Total pro forma net product sales	$1,166,019

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$988,785	$684,042
Accounts receivable, net of allowances	209,685	186,371
Inventories	19,451	30,037
Prepaid expenses	20,699	12,800
Deferred tax assets, net	—	48,440
Other current assets	19,047	21,322
Assets held for sale	—	32,833
Total current assets	1,257,667	1,015,845
Property and equipment, net	85,572	58,363
Intangible assets, net	1,185,606	1,437,435
Goodwill	657,139	702,713
Deferred tax assets, net, non-current	122,863	75,494
Deferred financing costs	23,268	33,174
Other non-current assets	27,548	15,931
Total assets	$3,359,663	$3,338,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,807	$25,126
Accrued liabilities	164,070	164,091
Current portion of long-term debt	37,587	9,428
Income taxes payable	1,808	7,588
Deferred tax liability, net	—	9,430
Deferred revenue	1,370	1,138
Total current liabilities	226,642	216,801
Deferred revenue, non-current	3,721	4,499
Long-term debt, less current portion	1,166,916	1,333,000
Deferred tax liability, net, non-current	294,485	375,054
Other non-current liabilities	69,253	38,393
Total Jazz Pharmaceuticals plc shareholders’ equity	1,598,646	1,371,144
Noncontrolling interests	—	64
Total liabilities and shareholders’ equity	$3,359,663	$3,338,955

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014 *	2015	2014 *
GAAP reported net income attributable to Jazz Pharmaceuticals plc	$82,761	$81,612	$329,535	$58,387
Intangible asset amortization	23,690	31,977	98,162	126,584
Share-based compensation expense	24,317	19,020	91,550	69,638
Impairment charges	31,523	6,559	31,523	39,365
Upfront and milestone payments	—	626	25,000	202,626
Transaction and integration related costs **	18,000	5,322	18,155	28,840
Restructuring charges	1,088	1,941	1,641	1,941
Acquisition accounting inventory fair value step-up adjustments	—	—	—	10,477
Non-cash interest expense	5,390	6,122	22,738	13,725
Loss on extinguishment and modification of debt	—	—	16,815	—
Income tax adjustments	(23,247)	(2,127)	(35,009)	(29,620)
Adjustments for amount attributable to noncontrolling interests	—	(2)	(2)	(1,506)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$163,522	$151,050	$600,108	$520,457

GAAP reported net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.32	$1.30	$5.23	$0.93
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.60	$2.40	$9.52	$8.31
Weighted-average ordinary shares used in diluted per share calculation	62,928	62,852	63,036	62,614
_____________________________

*
For purposes of comparability with its 2015 presentation, the company's non-GAAP adjusted financial measures for 2014 do not include an adjustment for depreciation expense. See "Non-GAAP Financial Measures" in the accompanying press release for additional information.

**
In 2014, the adjustments were primarily related to the Gentium acquisition. In 2015, the adjustments were primarily related to a one-time charge of $18.0 million for settlement of a contract claim that was originally asserted against Azur Pharma prior to the 2012 merger between Azur Pharma and Jazz Pharmaceuticals, Inc.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31, 2015				December 31, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported	Adjustments		Non-GAAP Adjusted *
Total revenues	$340,881	$—		$340,881	$328,142	$—		$328,142
Cost of product sales (excluding amortization and impairment of intangible assets)	24,030	(1,821)	(a)	22,209	28,808	(671)	(a)	28,137
Selling, general and administrative	125,555	(38,146)	(b)	87,409	105,694	(22,217)	(b)	83,477
Research and development	29,455	(3,438)	(c)	26,017	24,559	(3,395)	(c)	21,164
Acquired in-process research and development	—	—		—	626	(626)		—
Intangible asset amortization	23,690	(23,690)		—	31,977	(31,977)		—
Impairment charges	31,523	(31,523)		—	6,559	(6,559)		—
Interest expense, net	12,210	(5,390)	(d)	6,820	16,678	(6,122)	(d)	10,556
Foreign currency gain	(2,091)	—		(2,091)	(2,003)	—		(2,003)
Income before income tax provision	96,509	104,008	(e)	200,517	115,244	71,567	(e)	186,811
Income tax provision	13,748	23,247	(f)	36,995	33,633	2,127	(f)	35,760
Effective tax rate (g)	14.2%			18.4%	29.2%			19.1%
Net income	82,761	80,761	(h)	163,522	81,611	69,440	(h)	151,051
Net income (loss) attributable to noncontrolling interests, net of tax	—	—		—	(1)	2	(i)	1
Net income attributable to Jazz Pharmaceuticals plc	$82,761	$80,761		$163,522	$81,612	$69,438	(j)	$151,050
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.32			$2.60	$1.30			$2.40

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Year Ended
	December 31, 2015				December 31, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported		Adjustments		Non-GAAP Adjusted *
Total revenues	$1,324,803	$—		$1,324,803	$1,172,875		$—		$1,172,875
Cost of product sales (excluding amortization and impairment of intangible assets)	102,526	(4,074)	(k)	98,452	117,418		(12,853)	(k)	104,565
Selling, general and administrative	449,119	(93,697)	(l)	355,422	406,114		(84,662)	(l)	321,452
Research and development	135,253	(38,575)	(m)	96,678	85,181		(13,381)	(m)	71,800
Acquired in-process research and development	—	—		—	202,626		(202,626)		—
Intangible asset amortization	98,162	(98,162)		—	126,584		(126,584)		—
Impairment charges	31,523	(31,523)		—	39,365		(39,365)		—
Interest expense, net	56,917	(22,738)	(d)	34,179	52,713		(13,725)	(d)	38,988
Foreign currency gain	(1,445)	—		(1,445)	(8,683)		—		(8,683)
Loss on extinguishment and modification of debt	16,815	(16,815)		—	—		—		—
Income before income tax provision	435,933	305,584	(n)	741,517	151,557		493,196	(n)	644,753
Income tax provision	106,399	35,009	(f)	141,408	94,231		29,620	(f)	123,851
Effective tax rate (g)	24.4%			19.1%	62.2%	(o)			19.2%
Net income	329,534	270,575	(p)	600,109	57,326		463,576	(p)	520,902
Net income (loss) attributable to noncontrolling interests, net of tax	(1)	2	(i)	1	(1,061)		1,506	(i)	445
Net income attributable to Jazz Pharmaceuticals plc	$329,535	$270,573	(q)	$600,108	$58,387		$462,070	(q)	$520,457
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.23			$9.52	$0.93				$8.31

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, impairment charges, upfront and milestone payments, transaction and integration related costs, restructuring charges, acquisition accounting inventory fair value step-up adjustments, non-cash interest expense and loss on extinguishment and modification of debt that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. For purposes of comparability, non-GAAP adjusted financial measures for 2014 included herein do not include an adjustment for depreciation expense. In addition, because of the non-standardized definitions of non-GAAP adjusted financial measures, the non-GAAP adjusted financial measures appearing herein may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)	Share-based compensation expense of $1,288 and $671 and restructuring charges of $533 and $0 for the three months ended December 31, 2015 and 2014, respectively.

(b)
Share-based compensation expense of $19,810 and $15,032, transaction and integration related costs of $18,000 and $5,244 and restructuring charges of $336 and $1,941 for the three months ended December 31, 2015 and 2014, respectively.

(c)
Share-based compensation expense of $3,219 and $3,317, restructuring charges of $219 and $0 and transaction and integration related costs of $0 and $78 for the three months ended December 31, 2015 and 2014, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and twelve-month periods.

(e)
Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization and impairment charges, as applicable, for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash for the respective three- and twelve-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three- and twelve-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three- and twelve-month periods.

(j)	Net of adjustments (h) and (i).

(k)
Share-based compensation expense of $3,541 and $2,376, restructuring charges of $533 and $0 and acquisition accounting inventory fair value step-up adjustments of $0 and $10,477 for the years ended December 31, 2015 and 2014, respectively.

(l)
Share-based compensation expense of $74,653 and $55,083, transaction and integration related costs of $18,155 and $27,638 and restructuring charges of $889 and $1,941 for the years ended December 31, 2015 and 2014, respectively.

(m)
Milestone of $25,000 and $0, share-based compensation expense of $13,356 and $12,179, restructuring charges of $219 and $0 and transaction and integration related costs of $0 and $1,202 for the years ended December 31, 2015 and 2014, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization, impairment charges and loss on extinguishment and modification of debt, as applicable, for the respective twelve-month period.

(o)
After adjusting the income before income tax provision for the year ended December 31, 2014 by excluding a total of $202.0 million in upfront and milestone payments for rights to JZP-110 and to defibrotide in the Americas, we would have had income before income tax provision of $353,557, resulting in an effective tax rate of 26.7% for the year ended December 31, 2014 based on the income tax provision of $94,231.

(p)	Net of adjustments (n) and (f) for the respective twelve-month period.

(q)	Net of adjustments (p) and (i) for the respective twelve-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2016 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income	$427 - $467
Intangible asset amortization	100 - 110
Share-based compensation expense	110 - 120
Non-cash interest expense	20 - 24
Income tax adjustments	7 - 15
Non-GAAP adjusted net income	$688 - $712

GAAP net income per diluted share	$6.76 - $7.41
Non-GAAP adjusted net income per diluted share	$10.90 - $11.30

Weighted-average ordinary shares used in per share computations	63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796